CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Metalla Royalty & Streaming Ltd. (the "Company") of our report dated April 27, 2022 relating to the consolidated financial statements of Nova Royalty Corp. as at, and for the year ended December 31, 2021, which is included in the business acquisition report of the Company dated December 22, 2023.

/s/ Davidson & Company LLP
Vancouver, Canada	Chartered Professional Accountants

June 20, 2024